UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

SORL Auto Parts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-11991	30-0091294
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

No. 2666 Kaifaqu Avenue
Ruian Economic Development District
Ruian City, Zhejiang Province
People’s Republic of China
(Address of principal executive offices)

Registrant’s telephone number, including area code: 86-577-6581-7720

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK, $0.002 PAR VALUE	SORL	NASDAQ GLOBAL MARKET

INTRODUCTORY NOTE

On May 15, 2020, SORL Auto Parts, Inc., a Delaware corporation (the “Company”), completed its merger (the “Merger”) with Ruili International Merger Sub Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Ruili International Inc., a Delaware corporation (“Parent”), pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of November 29, 2019 (the “Merger Agreement”), by and among the Company, Parent and Merger Sub. As a result of the Merger, SORL has become a wholly owned subsidiary of Parent.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, the Company notified the Nasdaq Stock Market (“NASDAQ”) of its intent to remove its common stock, par value $0.002 (“Company Common Stock”) from listing on NASDAQ prior to opening of trading on May 15, 2020, and requested that NASDAQ file a delisting application on Form 25 with the Securities and Exchange Commission (the “SEC”) to delist and deregister the Company Common Stock as of May 15, 2020. The Company will file with the SEC a certification on Form 15 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requesting the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

On May 15, 2020, pursuant to the terms of the Merger Agreement, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger, other than shares held by Parent (representing shares contributed to Parent by Mr. Xiaoping Zhang, Ms. Shuping Chi and Mr. Xiaofeng Zhang) which shares have been cancelled for no consideration, was canceled and automatically converted into the right to receive $4.72 per share in cash, without interest.

Item 5.01. Changes in Control of Registrant.

On May 15, 2020, Parent consummated the acquisition of 100% of the outstanding voting securities of the Company through the Merger. The Company is the surviving corporation after the Merger and is a wholly owned subsidiary of Parent.

The aggregate consideration paid in connection with the Merger was approximately $37.5 million. The consideration was funded through equity contributions in cash as contemplated by the equity commitment letter, dated as of November 29, 2019, between Parent and Ruili Group Co., Ltd.

This description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference. A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger on May 15, 2020, the following individuals submitted their resignations and ceased to be members of the board of directors of the Company: Xiaofeng Zhang, Shuping Chi, Binghua Feng, Huilin Wang, Jianghua Feng, Jinbao Liu, Xiao Lin and Yuhong Li. Xiaoping Zhang remains as the Company’s sole director following the consummation of the Merger.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the consummation of the Merger on May 15, 2020, the amended and restated certificate of incorporation of the Company as in effect immediately prior to the Merger were amended and restated and, as so amended and restated, have become the amended and restated certificate of incorporation of the surviving corporation. A copy of the amended and restated certificate of incorporation of the Company is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, at the consummation of the Merger on May 15, 2020, the bylaws of the Company as in effect immediately prior to the Merger were amended and restated and, as so amended and restated, have become the amended and restated bylaws of the surviving corporation. A copy of the amended and restated bylaws of the Company is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 8.01. Other Events.

On May 15, 2020, the Company issued a press release announcing the completion of the Merger, which press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

2.1	Agreement and Plan of Merger, dated as of November 29, 2019, by and among the Company, Parent and Merger Sub (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on December 2, 2019)
3.1	Amended and Restated Certificate of Incorporation, effective as of May 15, 2020
3.2	Amended and Restated Bylaws, effective as of May 15, 2020
99.1	Press Release, dated May 15, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SORL Auto Parts, Inc.

/s/ Xiaoping Zhang
Xiaoping Zhang Chief Executive Officer

Date: May 15, 2020

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